Articles of Amendment
to
Articles of Incorporation
of
INDUSTRIAL ELECTRIC SERVICES, INC.

(Name of corporation as currently filed with the Florida Dept. of State)

P05000109383

(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

CHINA ORGANIC AGRICULTURE, INC.

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: May 1, 2007

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

☐ The number of votes cast for the amendment(s) was/were sufficient for approval by:

____
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ______________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Jian Lin
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)

FILING FEE: $35

May 4, 2007

FLORIDA DEPARTMENT OF STATE
Division of Corporations

CHINA ORGANIC AGRICULTURE, INC.
110 B POCAHONTAS TRAIL
GEORGETOWN, KY 40324

Re: Document Number P05000109383

The Articles of Amendment to the Articles of Incorporation of INDUSTRIAL ELECTRIC SERVICES, INC. which changed its name to CHINA ORGANIC AGRICULTURE, INC., a Florida corporation, were filed on May 4, 2007.

This document was electronically received and filed under FAX audit number H07000124119.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tina Roberts
Document Specialist
Division of Corporations

Letter Number: 707A00031495

P.O BOX 6327 – Tallahassee, Florida 32314